UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 29, 2025

Esperion Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35986	26-1870780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3891 Ranchero Drive, Suite 150
Ann Arbor, MI
(Address of principal executive offices)

48108
(Zip Code)

Registrant’s telephone number, including area code: (734) 887-3903

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ESPR	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Esperion Therapeutics, Inc. (the “Company”) held its 2025 annual meeting of stockholders on May 29, 2025 (the “Annual Meeting”). As further described under Item 5.07 below, at the Annual Meeting, the Company’s stockholders approved an amendment (“Plan Amendment”) to the Esperion Therapeutics, Inc. 2022 Stock Option and Incentive Plan, as amended (the “2022 Plan”), to increase the aggregate number of shares of the Company's common stock, par value $0.001 per share (“Common Stock”), authorized for issuance under the 2022 Plan by 6,250,000 shares.

A summary of the Plan Amendment is contained in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission pursuant to Regulation 14A on April 17, 2025 (the “Proxy Statement”) in connection with the Annual Meeting under the heading “Proposal Four - Approval of an Amendment to the Esperion Therapeutics, Inc. 2022 Stock Option and Incentive Plan, as Amended” and is incorporated herein by reference.

The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the full text of the 2022 Plan and the Plan Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting on May 29, 2025. As of the close of business on April 1, 2025, the record date for the Annual Meeting, there were 198,149,421 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The number of shares of Common Stock present in person or represented by proxy at the Annual Meeting was 136,468,661, thus establishing a quorum for the transaction of business at the Annual Meeting. The Company’s stockholders voted on the following matters, which are described in detail in the Proxy Statement: (i) to elect two Class III director nominees, Jay P. Shepard and Seth H.Z. Fischer, to the Company's Board of Directors, each to hold office until the Company's 2028 annual meeting of stockholders and until their respective successors are duly elected and qualified, subject to their earlier death, resignation or removal (“Proposal 1”), (ii) to approve the non-binding advisory resolution on the compensation of the Company’s named executive officers (“Proposal 2”), (iii) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (“Proposal 3”), and (iv) to approve an amendment to the 2022 Plan to increase the aggregate number of shares of Common Stock authorized for issuance under the 2022 Plan by 6,250,000 shares ("Proposal 4").

The Company’s stockholders approved the Class III director nominees recommended for election in Proposal 1 at the Annual Meeting. The Company’s stockholders voted for Class III directors as follows:

Class III Director Nominee	For	Withhold	Broker Non-Votes
Jay P. Shepard	75,821,767	23,071,427	37,575,467
Seth H.Z. Fischer	83,336,719	15,556,475	37,575,467
The Company’s stockholders approved Proposal 2. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain	Broker Non-Votes
70,756,440	26,653,578	1,483,176	37,575,467

The Company’s stockholders approved Proposal 3. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain	Broker Non-Votes
118,152,430	16,130,318	2,185,913	—
The Company’s stockholders approved Proposal 4. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain	Broker Non-Votes
75,390,791	22,685,588	816,815	37,575,467

No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.
Item 9.01. Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description

10.1	Esperion Therapeutics, Inc. 2022 Stock Option and Incentive Plan and its Amendments.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2025	Esperion Therapeutics, Inc.

	By:	/s/ Sheldon L. Koenig
Sheldon L. Koenig
President and Chief Executive Officer